Exhibit 10.15

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THEY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                     $25,920

                       SECURED CONVERTIBLE PROMISSORY NOTE

                                       OF

                             FARADAY FINANCIAL, INC.

                                       AND

                     VIDEO INTERNET BROADCASTING CORPORATION


Up to $25,920                                     Dated as of September 16, 2004
                                                                    Lindon, Utah


         Faraday Financial, Inc., a Delaware corporation ("Faraday") and Video Internet Broadcasting Corporation, a Washington corporation ("VIBC" and, together with Faraday, the "Companies"), for value received, hereby jointly and severally promise to pay to the order of The Canopy Group, Inc., a Utah corporation (the "Noteholder"), at 333 South 520 West, Suite 300, Lindon, Utah 84042, or its assigns, the sum of Twenty-Five Thousand Nine Hundred and Twent Dollars ($25,920), or such other greater or lesser amount as may be outstanding, plus interest accrued on outstanding principal, compounded annually, and calculated from the date of this secured convertible promissory note (this "Note") at a rate of nine percent (9%) per annum until the principal amount hereof and all interest accrued thereon is paid (or converted, as provided in Section 2 hereof); provided, however, that in the event of an Event of Default pursuant to Section 8, below, interest shall accrue at a rate of eighteen percent (18%) per annum or, if such rate is prohibited by applicable law, the highest interest rate permitted by applicable law. The outstanding principal amount of this Note, and all interest accrued thereon, shall be payable at the principal offices of Noteholder or by mail to the registered address of the holder of this Note (unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note) on the earliest to occur of (i) August 2005 (the "Maturity Date"), (ii) an uncured default under this Note in accordance with Section 8 below, (iii) an Event of Default as that term is defined in the Security Agreement (as defined in Section 9 below) executed herewith or (iv) the date that Faraday closes a Next Equity Financing (as defined in Section 1.5 below), unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note.

         The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. The following definitions shall apply for all purposes of this Note:

                  1.1 "Faraday" shall mean Faraday as defined above and includes any corporation which shall succeed to or assume the obligations of Faraday under this Note.

                  1.2 "Change of Control Transaction" shall mean a merger, acquisition, or other business combination in which fifty percent (50%) or more of Faraday's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions.

                  1.3 "Conversion Date" shall mean the date on which, pursuant to Sections 2 and 3 hereof, the Noteholder exercises its right to convert this
Note into the Conversion Stock at the Note Conversion Price.

                  1.4 "Conversion Stock" shall mean either of the following at the election of Noteholder (i) if Faraday has issued any capital stock (the "Capital Stock") in a Next Equity Financing on or before the Maturity Date, then the shares of such series of Capital Stock or (ii) shares of Faraday's Common Stock, or such other series of Faraday's capital stock acceptable to Noteholder. The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term "Conversion Stock" shall include shares and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

                  1.5 "Next Equity Financing" shall mean any preferred stock equity financing or financings which occur after the date hereof and on or prior to the Maturity Date in which the gross proceeds received by Faraday meet or exceed $1,000,000.

                  1.6 "Note Conversion Price" shall equal (i) the price per share paid by investors in a Next Equity Financing or (ii) if no Next Equity Financing has taken place, the lowest exercise price for any options granted to employees before the Maturity Date.

                  1.7 "Noteholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

         2. Conversion.

                  2.1 (a) Conversion of Note. At any time prior to payment in full of the outstanding principal balance of this Note, plus accrued interest hereunder, Noteholder shall have the right, at the holder's option, to convert the outstanding principal and accrued interest on this Note, in whole or in part, into Conversion Stock at the Note Conversion Price. Conversion under this
Section 2 shall occur only upon surrender of this Note for conversion at the principal offices of Faraday.

                  (b) Prepayment of Note. This Note may be prepaid in full or in part at any time without penalty upon fifteen (15) days written notice to Noteholder; provided, however, Noteholder shall have no obligation to accept any payment less than the entire principal balance, plus accrued interest.

                  2.2 Certain Transactions. Faraday shall give written notice to the Noteholder of any Change of Control Transaction at least fifteen (15) business days prior to the date on which such Change of Control Transaction shall become effective ("Transaction Effective Date"). Prior to or contemporaneous with the closing of such Change of Control Transaction, Faraday shall, at Noteholder's election either (i) repay all unpaid principal and interest under this Note, or (ii) convert this Note into Conversion Stock at the Note Conversion Price; provided Noteholder delivers notice to Faraday of its election under subclause (i) or (ii), above, not less than three (3) business days prior to the Transaction Effective Date.

         3. Issuance of Conversion Stock. As soon as practicable after conversion of this Note, Faraday will (i) at its expense, cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of Faraday and as may be provided for in any applicable contracts between the Holder and Faraday), together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note; and
(ii) execute and deliver to Noteholder a stock purchase agreement, in a form mutually acceptable to Noteholder and Faraday. Such conversion shall be deemed to have been made (A) under Section 2 above and (B) immediately prior to the close of business on the date that the Note shall have been surrendered for conversion. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, Faraday will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

         4. Adjustments and Reservation of Shares. The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

                  4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. In the event that Faraday shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of Faraday's capital stock, then, and in each such case, the Noteholder, upon conversion of this Note at any time after Faraday shall fix the record date for such event, shall receive, in addition to the shares of Conversion Stock issuable upon conversion on the Conversion Date, the right to receive the securities of Faraday to which such holder would have been entitled if such holder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note).

                  4.2 Adjustment for Dividends and Distributions. In the event that Faraday shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock (or any shares of stock or other securities at the time issuable upon conversion of this
Note) that is payable in (a) securities of Faraday other than capital stock or
(b) any other assets, then, and in each such case, the Noteholder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of Faraday to which such holder would have been entitled upon such date if such holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

                  4.3 Adjustment for Reorganization, Consolidation, Merger. In the event of any reorganization not considered a Change of Control Transaction of Faraday (or any other corporation the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date of this Note, or in the event, after such date, Faraday (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation where such transaction is not considered a Change of Control Transaction, then, and in each such case, the Noteholder, upon the conversion of this Note (as provided in Section 2) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which such Noteholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than Faraday) shall duly execute and deliver to the Noteholder a supplement hereto acknowledging such corporation's obligations under this Note. In each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

                  4.4 Conversion of Stock. In the event that all of the authorized Conversion Stock of Faraday is converted, pursuant to Faraday's Certificate of Incorporation, into other capital stock or securities or property, or the Conversion Stock otherwise ceases to exist, then the Noteholder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the "Former Number of Shares of Conversion Stock"), the stock and other securities and property to which such Noteholder would have been entitled to receive upon the Termination Date if such holder had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

                  4.5 Notice of Adjustments. Faraday shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the holder's address as shown on Faraday's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

                  4.6 No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Conversion Stock issuable upon its conversion.

                  4.7 Reservation of Stock. Faraday will, as soon as practicable, but in any event within fifteen (15) days of the date of this Note, take all necessary corporate action and obtain all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued Conversion Stock or other securities shall not be sufficient to effect the conversion of this Note, then Faraday will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Conversion Stock or other securities to such number of shares of Conversion Stock or other securities as shall be sufficient for such purpose.

         5. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

         6. No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Noteholder to any voting rights or other rights as a stockholder of Faraday. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a stockholder of Faraday for any purpose.

         7. Corporate Action; No Impairment. Neither of the Companies will, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Noteholder under this Note against wrongful impairment. Neither of the Companies shall, without the prior written consent of the Noteholder, amend its Certificate of Incorporation or issue any capital stock or options to purchase any capital stock of either of the Companies; provided, however, that each of the Companies may, without prior consent of Noteholder, (i) issue capital stock and options to employees, directors, officers, and consultants pursuant to the terms of such Company's employee incentive or other stock option plan as approved by the Board of Directors of such Company, and (ii) issue capital stock under currently outstanding options, warrants and convertible instruments.

         8. Default. Five (5) days after written notice from Noteholder to the Companies for monetary defaults and ten (10) days after written notice from Noteholder to the Companies for non-monetary defaults, if such defaults are not cured within such five (5) day or ten day (10) periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

                  a. Default in Payment. If Faraday and VIBC fail to make any payment due and payable under the terms of this Note, the Security Agreement (referred to in Section 9, below) or any other document executed in connection therewith.

                  b. Representations and Warranties. If any of the representations and warranties made by Faraday or VIBC under this Note, the Security Agreement or any other document executed in connection therewith shall be false or misleading in any material respect when made.

                  c. Covenants. If Faraday or VIBC shall be in material default under any of the material terms, covenants, conditions, or obligations under this Note, the Security Agreement or any other document executed in connection therewith.

                  d. Dissolution. If Faraday or VIBC is dissolved, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

                  e. Receiver. If a receiver, trustee, or custodian is appointed for any part of the Collateral (as that term is defined in the Security Agreement), or any part of the Collateral is assigned for the benefit of creditors.

                  f. Impairment to Lien. If at any time the Security Agreement or any other document executed in connection therewith creating a lien on any of the Collateral may be impaired by any material lien, encumbrance or other defect other than the Permitted Liens (as that term is defined in the Security Agreement).

                  g. Inconsistent Transfer. If at any time Faraday transfers an interest in any of the Collateral contrary to the provisions of the Security Agreement without the prior written consent of Noteholder, other than in the ordinary course of business.

                  h. Bankruptcy; Insolvency. If a petition in bankruptcy is filed against Faraday or VIBC, and such petition is not dismissed within sixty
(60) days of filing, a petition in bankruptcy is filed by Faraday or VIBC or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Faraday or VIBC files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal; or if Faraday or VIBC makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction; or if Faraday or VIBC is unable to pay its debts as they become due.

                  i. Default Under Other Agreements. Notwithstanding the five-day and ten-day cure periods provided for above, if Faraday or VIBC is in breach under the terms of any other agreement with the Noteholder that has not been cured in accordance with the terms of such agreement, such breach shall constitute an Event of Default under this Note five (5) days after the date allowed for cure, if any, of such breach under such other agreement.

In the event of an Event of Default under this Section 8, Noteholder shall, in addition to any other remedies allowed by law, by written notice to the Companies, be entitled to accelerate all unpaid principal and interest under this Note. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

         9. Security Agreement. This Note is secured by a security interest in certain collateral, which security interest was granted by Faraday to the original holder of the Note pursuant to the terms of a certain security agreement dated as of an even date herewith, (the "Security Agreement"), among the original holder of the Note and Faraday.

         10. Waiver and Amendment. ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED ONLY WITH THE WRITTEN CONSENT OF FARADAY, VIBC AND THE NOTEHOLDER.

         11. Assignment; Binding upon Successors and Assigns. Neither of the Companies may assign any of its obligations hereunder without the prior written consent of Noteholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

         12. Waiver of Notice; Attorneys' Fees. Each of the Companies and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Noteholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         13. Construction of Note. The terms of this Note have been negotiated by the Companies, the original holder of this Note and their respective attorneys and the language hereof will not be construed for or against either of the Companies or Noteholder. Unless otherwise explicitly set forth, a reference to a Section will mean a Section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note which will be considered as a whole.

         14. Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

                  (i) If to the Noteholder:

                           The Canopy Group, Inc.
                           333 South 520 West,
                           Suite 300
                           Lindon, Utah 84042
                           Attention:  President

                  (ii) If to Companies:

                           ______________________
                           ______________________
                           ______________________
                           Attention:  __________

or to such other address as may have been furnished to the other party in writing pursuant to this Section 14, except that notices of change of address shall only be effective upon receipt.

         15. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.

         16. Line of Credit. This Note evidences a line of credit. Advances under this Note may be requested orally by any officer or other authorized person of VIBC. Noteholder may, but need not, require that all oral requests be confirmed in writing. Upon VIBC's request for an advance, Noteholder shall deliver such requested amount. Each of the Companies agree to be jointly and severally liable for all sums advanced in accordance with the instructions of VIBC's officers or authorized persons. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this note, or by a Schedule attached to this note. Notwithstanding anything to the contrary contained in this Note, in no event shall the total amount of principal outstanding under this Note exceed $25,920 at any given time. Notwithstanding anything to the contrary contained in this note, Noteholder may, for any reason or no reason, refuse to make additional advances under this Note.

         17. Use of Proceeds. Advances under this Note shall be used by the Companies to pay VIBC's lease payments under that certain Lease Agreement by and between Canopy Properties, Inc. and VIBC dated September 16, 2004 (the "Lease Agreement"). Faraday acknowledges that, as the parent company of VIBC, it directly benefits from the extension of credit under this Note to VIBC for the purpose of making such lease payments.

         18. Fees. The Companies shall pay to Noteholder Two Hundred Fifty Dollars ($250) to reimburse Noteholder for any legal fees and expenses incurred by Noteholder in connection with negotiating, documenting or consummating this Note and the Security Agreement and any other documents related thereto. Noteholder may withhold such amount out of the proceeds that give rise to this Note.
                            [Signature Page Follows]

IN WITNESS WHEREOF, each of the Companies has caused this Note to be signed in its name as of the date first above written.

                                       FARADAY FINANCIAL, INC.


                                         By: /s/ Frank Gillen
                                         Name: Frank Gillen
                                         Its: President



                                       VIDEO INTERNET BROADCASTING CORPORATION


                                         By: /s/ W Kelly Ryan
                                         Name: W Kelly Ryan
                                         Its: CEO

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Security Agreement") is entered into as of August ___, 2004, by and between Faraday Financial, Inc., a Delaware corporation ("Company"), and The Canopy Group, Inc., a Utah corporation ("Secured Party")

                                    RECITALS

                  A. Company has co-issued a Secured Convertible Promissory Note in favor of Secured Party dated as of an even date herewith (the "Note"), pursuant to which Secured Party has agreed to advance funds in accordance with the Note.

                  B. The proceeds of the Note will be used to make lease payments under the Lease Agreement (as that term is defined in the Note) for the benefit of Video Internet Broadcasting Corporation ("VIBC"), a wholly-owned subsidiary of Company.

                  C. Secured Party, as a condition to accepting the issuance of the Note and advancing funds under the Note, has required that Company grant a security interest in all of its assets to Secured Party.

                  D. As security for its repayment obligations under the Note and in consideration of Secured Party making the Note available to the Company and VIBC, Company has agreed to grant Secured Party a security interest in the Collateral described below.

                  E. This Security Agreement together with the Note shall collectively be referred to herein as the "Loan Documents." NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

                  Security Interest. To secure the "Obligations" (as defined below), Company hereby transfers, conveys, assigns, and grants to Secured Party a security interest in all right, title and interest of Company in and to all of Company's assets as of the date of this Security Agreement, and all proceeds, and products therefrom and improvements and accessions thereto, including without limiting the generality of the foregoing, the following items (hereinafter, collectively, the "Collateral"):

         a. General Intangibles. All of Company's General Intangibles, now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "General Intangibles" means any "general intangibles," as such term is defined in the UCC, including all personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments, and money, and includes, but is not limited to, business records, deposit accounts, inventions, intellectual property, designs, patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, goodwill, technology, know-how, confidential information, trade secrets, customer lists, supplier lists, copyrights, copyright applications, copyright registrations, licenses, permits, franchises, tax refund claims, and any letters of credit, guarantee claims, security interests, or other security held by Company to secure any "Accounts" (as hereinafter defined).

         b. Accounts (including Accounts Receivable). All of Company's Accounts, whether now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "Accounts" means any "account" and any "right to payment" as such terms are defined in the UCC, and any right of Company to receive payment from another person or entity, including payment for goods sold or leased, or for services rendered, no matter how evidenced or arising, and regardless of whether yet earned by performance. It includes, but is not limited to, accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, all rights to payment earned or unearned under any contract and all rights incident to the contract, and other forms of obligations and receivables.

         c. Inventory. All of Company's Inventory, whether now owned or hereafter acquired, together with the products and proceeds therefrom and all packaging, manuals, and instructions related thereto. As used herein, the term "Inventory" means any "inventory," as such term is defined in the UCC, including all goods, merchandise, and personal property held for sale or leased or furnished or to be furnished under contracts of service, and all raw materials, work in process, or materials used or consumed in Company's business, wherever located and whether in the possession of Company, a warehouseman, a bailee, or any other person.

         d. Equipment. All of Company's Equipment, now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. As used herein, the term "Equipment" means any "equipment" as such term is defined in the UCC, and includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in Company's business, all accessions, attachments, and other additions thereto, all parts used in connection therewith, all packaging, manuals, and instructions related thereto, and all leasehold or equitable interests therein.

         e. Goods. All of Company's Goods (other than Inventory and Equipment), now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. "Goods" means any "goods," as such term is defined in the UCC.

         f. Fixtures. All of Company's interest in and to all fixtures and furnishings, now owned or hereafter acquired, together with the products and proceeds therefrom, all substitutes and replacements therefor, all accessories, attachments, and other additions thereto, all tools, parts, and supplies used in connection therewith, and all packaging, manuals, and instructions related thereto, located on or attached to Company's business premises.

         g. Chattel Paper, Documents and Instruments. All of Company's right, title, and interest in any chattel paper, deposit accounts, investment property, documents, or instruments, as such terms are defined in the UCC, now owned or hereafter acquired or arising, or now or hereafter coming into the possession, control, or custody of Company or Secured Party, together with all proceeds therefrom.

         h. Records. All of Company's computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning the Collateral.

                  Obligation. The security interest granted hereunder is given as security for the payment and performance of all indebtedness and obligations owed by Company to Secured Party, whether now existing or hereafter incurred, under or in connection with or evidenced by the Note, this Security Agreement, and/or any other instrument evidencing indebtedness to Noteholder together with all extensions, modifications, or renewals of any of the foregoing, including, without limitation, all unpaid principal amounts, all interest accrued thereon, all fees and all other amounts payable by Company to Secured Party thereunder or in connection therewith (hereinafter referred to, collectively, as the "Obligations").

                  Proceeds; UCC Terms. As used in this Security Agreement, the term "proceeds" means all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of any of the Collateral or any interest therein. As used in this Agreement, "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Utah; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the security interests of Secured Party on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Utah, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

                  Title; Filing. Company warrants that, (i) Company is the owner of the Collateral free and clear of all liens, claims, and encumbrances except for Permitted Liens ("Permitted Liens") set forth on Exhibit A or, (ii) in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof, free and clear of all liens, claims and encumbrances except for Permitted Liens. Company covenants that so long as any portion of the Obligation remains unpaid, Company will not execute or file a financing statement or security agreement covering the Collateral to anyone other than Secured Party, except with respect to Permitted Liens or as unanimously approved by Company's board of directors. Company agrees to sign and deliver one or more financing statements or supplements thereto or other instruments as Secured Party may from time to time require to comply with the Uniform Commercial Code or other applicable law to preserve, protect and enforce the security interest of Secured Party and to pay all costs of filing such statements or instruments. In connection with the foregoing, Company authorizes Secured Party to prepare and file any financing statements describing the Collateral without otherwise obtaining Company's signature or consent with respect to the filing of such financing statements. Company will cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chatter paper, and will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party's security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party. Company will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

                  Care of Collateral. Company will keep in effect all material licenses, permits and franchises required by law or contract relating to Company's business (if applicable), property, or the Collateral; maintain insurance on the Collateral; keep the Collateral in good repair and be responsible for any loss or damage to it; at all times warrant and defend Company's ownership and possession of the Collateral; keep the Collateral free from all liens, claims, encumbrances and security interests, other than Permitted Liens; pay when due all taxes, license fees, and other charges upon the Collateral or upon Company's business, property or the income therefrom; not enter into any agreement (including any license or royalty agreement) pertaining to any of its intellectual property, including patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business; not enter into any agreement to transfer any of the Collateral except for transfers in the ordinary course of business for fair value; immediately notify Secured Party if Company holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, or (iii) any letter-of-credit rights; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement or of any insurance coverage in any material respect. Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release Company from any of its obligations hereunder.

                  Default. Five (5) days after written notice from Secured Party to Company for monetary defaults and ten (10) days after written notice from Secured Party to Company for non-monetary defaults, if such defaults are not cured within such five (5) day or ten day (10) periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

                  a. Default in Payment. If Company fails to make any payment due and payable under the terms of the Note, this Security Agreement or any other document executed in connection therewith.

                  b. Representations and Warranties. If any of the representations and warranties made by Company shall be false or misleading in any material respect when made.

                  c. Covenants. If Company shall be in material default under any of the material terms, covenants, conditions, or obligations under the Note, this Security Agreement or any other document executed in connection therewith.

                  d. Dissolution. If Company is dissolved, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

                  e. Receiver. If a receiver, trustee, or custodian is appointed for any part of the Collateral, or any part of the Collateral is assigned for the benefit of creditors.

                  f. Impairment to Lien. If at any time this Security Agreement or any other document executed in connection herewith creating a lien on any of the Collateral may be impaired by any material lien, encumbrance or other defect other than the Permitted Liens.

                  g. Inconsistent Transfer. If at any time Company transfers an interest in any of the Collateral contrary to the provisions of this Security Agreement without the prior written consent of Secured Party other than in the ordinary course of business.

                  h. Bankruptcy; Insolvency. If a petition in bankruptcy is filed against Company, and such petition is not dismissed within sixty (60) days of filing, a petition in bankruptcy is filed by Company or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Company files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal; or if Company makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction; or if Company is unable to pay its debts as they become due.

                  i. Default Under Other Agreements. Notwithstanding the five-day and ten-day cure periods provided for above, if Company is in breach under the terms of any agreement with Secured Party that has not been cured in accordance with the terms of such agreement, such breach shall constitute an Event of Default under this Security Agreement five (5) days after the date of such breach.

         Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

                  Remedies. Upon the occurrence of an Event of Default and during the continuance of any such default at any time thereafter, Secured Party shall, by written notice to Company, be entitled to accelerate all unpaid Obligations. Secured Party will have the remedies of a secured party under the UCC or other applicable law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 7 or otherwise in connection with this Agreement, Company hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Company) to use, license or sublicense any intellectual property Collateral after an Event of Default.

                  Costs and Expenses. Company agrees to pay on demand all reasonable costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel, in connection with the enforcement of any rights or interests under this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral. Any amounts payable to Secured Party under this Section 8 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Note.

                  General. The waiver by Secured Party of any breach of any provision of this Security Agreement or warranty or representation herein set forth will not be construed as a waiver of any subsequent breach. The failure to exercise any right hereunder by Secured Party will not operate as a waiver of such right. All rights and remedies herein provided are cumulative. Company may not assign its rights or delegate its duties hereunder without Secured Party's written consent. This Security Agreement may not be altered or amended except by a writing signed by all the parties hereto. This Security Agreement shall be governed by, and construed in accordance with, the law of the State of Utah, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Utah. Any provision hereof found to be invalid will not invalidate the remainder. All words used herein will be construed to be of such gender and number as the circumstances require. This Security Agreement binds Company and its successors and assigns, and inures to the benefit of Secured Party and its successors and assigns. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) sent by email.

                            [Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.


                           COMPANY:              FARADAY FINANCIAL, INC.
                                                 a Delaware corporation

                                                 By:      /s/ Frank Gillen
                                                 Name Frank Gillen
                                                 Its: President

                                                 Address: ___________________
                                                          ___________________
                                                 Attn: ______________

                            SECURED PARTY:       THE CANOPY GROUP, INC.
                                                 a Utah corporation

                                                 By:   /s/ Kevin Flanagan
                                                 Name:  Kevin Flanagan
                                                 Its:  Manager
                                                 Address: 333 South 520 West
                                                          Suite 300
                                                          Lindon, Utah 84042

                                    EXHIBIT A
                                 PERMITTED LIENS

                  g. statutory liens for taxes to the extent that the payment thereof is not in arrears or otherwise due;

                  h. encumbrances in the nature of zoning restrictions, easements, rights or restrictions on the use of property if the same do not impair its use in the conduct of the business of the Company and its subsidiaries as currently conducted and as currently proposed to be conducted;

                  i. statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due;

                  j. deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security;

                  k. statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials, equipment or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due;

                  l. liens incurred in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue or being contested in good faith by appropriate proceedings;

                  m. liens arising in connection with capital leases (and attaching only to the property being leased), liens existing on property at the time of the acquisition thereof by the Company (and not created in contemplation of such acquisition) and liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired; and

                  n. attachments, appeal bonds, judgments and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings.

                  o. Liens securing indebtedness held by a creditor that has agreed to subordinate its (i) right to repayment, (ii) priority of liens securing such indebtedness, and (iii) right to enforce remedies against Company following default to the liens of Secured Party and the prior payment of the Obligations to Secured Party pursuant to a written subordination agreement approved by Secured Party, which approval shall not be unreasonably withheld.

                  p. Liens in favor of Secured Party.